Exhibit 4.1

FISCAL AGENCY AGREEMENT

Between

LANDWIRTSCHAFTLICHE RENTENBANK

and

BANKERS TRUST COMPANY

Fiscal Agent

Dated as of October 16, 2001

DEBT SECURITIES

TABLE OF CONTENTS

FISCAL AGENCY AGREEMENT, dated as of October 16, 2001 (this “Agreement”), between LANDWIRTSCHAFTLICHE RENTENBANK, a credit Institution organized under the laws of the Federal Republic of Germany (the “Bank”), and BANKERS TRUST COMPANY, a New York banking Corporation duly incorporated and existing under the laws of the state of New York, as fiscal agent.

Section 1. Securities Issuable in Series. (a) General. The Bank may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”). All Securities will be the unsecured and unsubordinated obligations of the Bank and each Series will rank pari passu with each other Series (whether by reason of priority of date of issue or otherwise) and at least equally with all other unsecured and unsubordinated obligations of the Bank, present and future (subject to certain statutory exceptions under the laws of the Federal Republic of Germany (the “Republic”) The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.

(b)            Authorization. The Securities of a Series delivered to the Fiscal Agent (as defined in Section 2 hereof) for authentication on original issuance pursuant to Section 3 hereof shall be authorized by the Bank in a certificate (the “Authorization”) executed by two officers of the Bank and shall establish and, subject to Section 3 hereof, shall set forth or prescribe the manner for determining the terms and provisions of the Securities of such Series, including (without limitation) (i) the designation, aggregate principal amount, any limitation on such principal amount, currency or currencies of denomination and payment, and authorized denominations of such Securities; (ii) the percentage of the principal amount at which such Securities will be issued; (iii) the maturity date of such Securities; (iv) the interest payment rate or rates of such Securities, if any, and the manner in which such rate or rates will be determined, (v) the interest payment dates and relevant record dates (each such date a “Record Date”) of such Securities, if any, and the date from which the interest accrues; (vi) any index, price or formula to be used for determining the amount of any payment of principal of, or premium (if any) or interest on, such Securities; (vii) any optional or mandatory redemption terms of such Securities; (viii) whether such Securities will be in bearer form (which may or may not be registrable as to principal) with interest Coupons, if any, or in fully registered form without interest Coupons, or both, and restrictions on the exchange of one form for another; and (ix) any other specific provisions of such Securities.

Each Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and available for inspection at the principal corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York, and in the offices of any Paying Agents (as referred to below) for the Securities of the Series to which such Authorization relates.

(c)            Forms of Securities. The Securities of a Series will be issuable in substantially the form of Exhibit A hereto or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization. In this Agreement, Securities which are not in temporary form are referred to as “definitive Securities”, Securities which are in temporary form are referred to as “temporary Securities”, and Securities which are in global form are referred to as “global Securities”.

All Securities shall be executed and sealed manually or in facsimile on behalf of the Bank by such officer or officers of the Bank as shall have been authorized by the Authorization (the “Authorized Officers”). Securities bearing the manual or facsimile signatures and seals of persons who were at the time of affixing such signature or seal thereto Authorized Officers of the Bank may nevertheless be authenticated and delivered and shall bind the Bank, notwithstanding that such persons shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Authorization placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined necessary or advisable by the Bank, as conclusively evidenced by the execution of such Securities by the Authorized Officers. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

(d)            Temporary Securities. Until definitive Securities of a Series are prepared, the Bank may (and, if the Authorization so requires, the Bank shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 hereof (in lieu of definitive printed Securities of such Series), temporary Securities of such Series Such temporary Securities may be in global form; provided, however, that any temporary Security in global form shall be in registered form, unless otherwise provided in the Authorization relating to the Securities of such Series. Such temporary Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such Series, except as provided herein or therein. Unless otherwise provided herein or therein, temporary Securities of a Series shall be exchangeable for definitive Securities of such Series when such definitive Securities are available for delivery; and upon the surrender for exchange of temporary Securities of a Series which are so exchangeable, the Bank shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6 hereof, in exchange for such temporary Securities of a Series, a like aggregate principal amount of definitive Securities (provided that such Securities have not been previously redeemed) of such Series of like tenor. The Bank shall pay all charges, including (without limitation) stamp and other taxes and governmental charges, incident to any exchange of temporary Securities for definitive Securities. All temporary Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for definitive Securities and the manner in which such an exchange may be effected.

(e)            Book-Entry Provisions. This Section 1(e) shall apply only to global Securities of a Series deposited with or on behalf of a depositary located in the United States (a “U.S. Depositary”), except as may otherwise be provided in the Authorization.

If the Bank shall establish in the Authorization that the registered Securities of a Series are to be issued in whole or in part in the form of one or more global Securities deposited with or on behalf of a U.S. Depositary, then the Bank shall execute and the Fiscal Agent shall, in accordance with this Section l(e) and the Authorization with respect to such Series, authenticate and deliver one or more global Securities that (i) shall be registered in the name of the U.S. Depositary for such global Security or Securities or the nominee of such U.S. Depositary, (ii) shall be delivered by the Fiscal Agent to such U.S. Depositary or pursuant to such U.S. Depositary’s Instruction and (iii) except as otherwise provided in the Authorization, shall bear a legend substantially to the following effect “Unless this certificate is presented by an authorized representative of the Depositary Trust Company (“DTC”), 55 Water Street 49th Floor, New York, NY 10041-0099 to Landwirtschaftliche Rentenbank or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein”.

Members of, or participants in, a U.S. Depositary (“Agent Members”) shall have no rights under this Fiscal Agency Agreement with respect to any global Security held on their behalf by a U.S. Depositary or under the global Security, and such U.S. Depositary may be treated by the Bank, the Fiscal Agent, and any agent of the Bank or the Fiscal Agent as the owner of such global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Bank, the Fiscal Agent, or any agent of the Bank or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by a U.S. Depositary or impair, as between a U.S. Depositary and its Agent Members, the Operation of customary practices governing the exercise of the rights of a holder of any Security.

(f)            Legends. Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in the Authorization or pursuant to Section l(c) hereof. Any legends so provided may be removed as provided in the Authorization or pursuant to Section l(c) hereof.

Section 2. Fiscal Agent; Other Agents. The Bank hereby appoints Bankers Trust Company, having its principal corporate trust office at 4 Albany Street, New York, New York 10006, as fiscal agent of the Bank in respect of the Securities upon the terms and subject to the conditions herein set forth, and Bankers Trust Company, hereby accepts such appointment. Bankers Trust Company, and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 9 hereof, are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Bank as may be mutually agreed upon by the Bank and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof.

The Fiscal Agent shall act as agent (a “Paying Agent”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series, and as agent (a “Transfer Agent”) for the transfer and exchange of Securities of a Series, at such place or places as the Bank may determine; provided, however, that for so long as any Securities of such Series are listed on the Luxembourg Stock Exchange or The London Stock Exchange, and such Exchange shall so require, the Bank shall maintain a Paying Agent in Luxembourg or London, as the case may be; and provided, further, that the Bank shall at all times maintain a Paying Agent, Registrar and Transfer Agent in the Borough of Manhattan, The City of New York. Subject to the provisions of Section 9(c) hereof, the Bank may vary or terminate the appointment of the Paying Agent or Transfer Agent at any time and from time to time upon giving not less than ninety days’ notice to the Fiscal Agent.

In respect of the Securities of a Series, the Bank shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer Agent or of the Fiscal Agent and of any change in the office through which any such Agent will act to be given as provided in the text of the Securities of such Series.

Section 3. Authentication. The Fiscal Agent shall, upon receipt of Securities of a Series duly executed on behalf of the Bank for the purposes of the original issuance of Securities of such Series, (i) authenticate the said Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Securities of such Series in accordance with the Authorization and deliver the said Securities in accordance with the written order or orders of the Bank signed on its behalf by any person authorized by or pursuant to the Authorization and (ii) thereafter authenticate and deliver Securities of such Series in accordance with the provisions therein or hereinafter set forth. Subject to the applicable provisions of Section 5(a) hereof, each Security shall be dated the date of its authentication.

Notwithstanding the provisions of Section l(b) and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Authorization otherwise required pursuant to Section l(b) or the order or orders otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series to be issued.

No Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication executed by the Fiscal Agent or any authenticating agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefit of this Agreement.

The Fiscal Agent may, with the consent of the Bank, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts The Bank (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Bank) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

Section 4. Payment and Cancellation. (a) Payment. Subject to the following provisions, the Bank shall provide to the Fiscal Agent on or prior to 10:00 a.m. New York City time on each date on which a payment of principal of (or premium, if any) or any interest on the Securities of a Series shall become due, in funds available on or prior to the opening of business in New York City on such date, as set forth m the text of the Securities of such Series, such amount, in such coin or currency, as is necessary to make such payment, and the Bank hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest, as the case may be, on the Securities of such Series as set forth herein and in the text of said Securities. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Bank pursuant to the provisions of Section 2 hereof for the payment from funds so paid by the Bank of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in the text of said Securities.

Any interest on registered Securities of a Series shall be paid, unless otherwise provided in the text of the Securities of such Series, to the persons (the “registered owners”) in whose names such Securities are registered on the register maintained pursuant to Section 6 hereof at the close of business on the Record Dates designated in the text of the Securities of such Series. Principal of (and premium, if any, on) registered Securities of a Series shall be payable against surrender thereof at the principal corporate trust office of the Fiscal Agent and at the offices of such other Paying Agents as the Bank shall have appointed pursuant to Section 2 hereof. Payments of principal of (and premium, if any) shall be made against surrender of registered Securities of such Series, and payments of any interest on registered Securities of a Series shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on the due date for such payment to the person entitled thereto at such person’s address appearing on the register of the Securities of such Series maintained pursuant to Section 6 hereof, or, in the case of payments of principal (and premium, if any), to such other address as the registered owner shall provide in writing at the time of such surrender; provided, however, that, if provided in the Authorization relating to the Securities of such Series, such payments may be made, in the case of a registered owner of the aggregate principal amount of U.S.$1,000,000 or more (or the equivalent in a foreign currency) Securities of such Series specified in the Authorization, by wire transfer to an account denominated in the currency in which such payments are to be made maintained by the payee with a bank as specified in the Authorization if such registered owner so elects by giving written notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept) prior to the Record Date for payments to be made, of such election and of the account to which payment is to be made.

Interest on Securities of a Series in which the rate of interest is a fixed rate will be computed on a basis of a 360-day year of twelve 30-day months unless otherwise provided in the Authorization relating to Securities of such Series.

(b)            Withholding; Payment of Additional Amounts. In respect of the Securities of each Series issued hereunder, at least 10 days prior to the first date of payment of interest (which, for purposes of this subsection (b), shall include accrued original issue discount) on the Securities of such Series and at least 10 days prior to each date, if any, of payment of principal (and premium, if any) or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Bank will furnish the Fiscal Agent and each other Paying Agent with a certificate of Authorized Officers instructing the Fiscal Agent and each other Paying Agent whether such payment of principal of (and premium, if any) or any interest on such Securities shall be made without deduction or withholding for or on account of any tax, assessments, duties or other governmental charges imposed by the Republic (including any such amounts deducted or withheld under any law or directive of the European Union that has the effect of law in the Republic) (or if there is a substitution of the Bank in accordance with the terms of such Securities imposed by the jurisdiction of the substitute obligor (as defined in the Security) or any political subdivisions thereof or any authority or agency therein or thereof having power to tax) If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to holders of such Securities, and the Bank will pay or cause to be paid to the Fiscal Agent additional amounts, if any, required by the terms of such Securities to be paid. The Bank agrees to indemnify the Fiscal Agent and each other Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

(c)            Cancellation. All Securities delivered to the Fiscal Agent (or any other Agent appointed by the Bank pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange (other than Securities delivered to the Fiscal Agent), shall be forwarded to the Fiscal Agent by the Paying or Transfer Agent to which they are delivered. All such Securities shall be canceled and destroyed by the Fiscal Agent or such other person as may be jointly designated by the Bank and the Fiscal Agent, which shall thereupon furnish certificates of such destruction to the Bank.

(d)            References to Include Additional Amounts. All references in this Agreement to principal, premium and interest in respect of Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth herein or in the text of the Securities of such Series.

Section 5. Exchange of Securities. (a) General. The Fiscal Agent, or ns agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver:

(i)            Securities of a Series in exchange for or in lieu of Securities of such Series of like tenor and of like form which become mutilated (upon surrender of such security), destroyed, stolen or lost; provided, however, that (x) in the case of any such exchange for a destroyed, stolen or lost Security there shall have been delivered to the Fiscal Agent and to the Bank evidence to their satisfaction as to the destruction, theft or loss of such Security and such sufficient indemnity as may be required by them to save each of them and any agent of either of them harmless and (y) in no event will a registered Security be exchanged for a bearer Security;

(ii)            Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of Securities of such Series of like tenor and of like form, and

(iii)            if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in exchange for Securities of another Series;

provided, however, that any global Security shall be exchangeable only as provided in Sections 5(a) and 5(b).

Securities shall be dated the date of their authentication by the Fiscal Agent unless otherwise provided in the Authorization relating to the Securities of such Series. Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights, if any, to interest accrued and unpaid which were carried by the whole or such part of such Security. Notwithstanding anything to the contrary herein contained, such new Security shall be so dated that neither gain nor loss in interest shall result from such transfer or exchange.

(b)            Global Securities. This Section 5(b) shall apply only to global Securities deposited with a U.S. Depositary pursuant to Section l(e), unless otherwise provided in the Authorization.

A global Security shall be exchangeable if (x) the U.S. Depositary with respect to such global Security notifies the Bank that it is unwilling or unable to continue as U.S. Depositary for all global Securities or if at any time such U.S. Depositary ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, (y) the Bank delivers to the Fiscal Agent a written notice executed by Authorized Officers that all global Securities shall be exchangeable or (2) an event of default has occurred and is continuing with respect to the Securities.

Unless the global Security is presented by an authorized representative of the U,S. Depositary to the Bank or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. as nominee of the U.S. Depositary and any payment is made to such nominee, any unauthorized transfer, pledge or other use of the global Security for value or otherwise shall be wrongful since the registered owner of the global Security, the nominee of the U.S. Depositary, has an interest in the global Security.

If the beneficial owners of interests in a global Security are entitled to exchange interests for definitive Securities of such Series of another authorized form, as provided in the second preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Bank shall deliver to the Fiscal Agent definitive Securities in aggregate principal or face amount equal to the principal or face amount of such global Security executed by the Bank. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered by the U.S. Depositary to the Fiscal Agent, as the Bank’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such global Security, an equal aggregate principal amount of definitive Securities of the same Series of authorized denominations and of like tenor as the portion of such global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of such Series and like tenor to be redeemed and ending on the relevant date of redemption. Any global Security that is exchangeable pursuant to this Section 5(b) shall be exchangeable for definitive Securities issuable in the denominations specified in the Authorization and registered in such names as the U.S. Depositary that is the holder of such global Security shall direct in writing. If a definitive Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on any Record Date and before the opening of business at such office or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such definitive Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such global Security is payable.

The U.S. Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Fiscal Agency Agreement or the Securities.

Section 6. Register. The Fiscal Agent, as agent of the Bank for the purpose, shall maintain at its principal corporate trust office in the Borough of Manhattan, The City of New York, a register for each Series of Securities for the registration of transfers of Securities of such Series. Upon presentation for the purpose of registration of transfer at the said office of the Fiscal Agent of any Security of such Series, accompanied by a written instrument of transfer in the form approved by the Bank and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Securities of a Series, the Bank and the Fiscal Agent shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive registered Security of such Series), executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon the register for the Securities of such Series, and a new Security of such Series and of like tenor shall be authenticated and issued in the name of the transferee; provided, however, that registered Securities may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by the Bank. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Security register. No service charge shall be made for any registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided by the provisions of the Securities of such Series, but, except as otherwise provided herein with respect to the exchange of temporary securities for definitive securities, the Fiscal Agent (and any Transfer Agent or authenticating agent appointed pursuant to Section 2 or 3 hereof respectively) or the Bank may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any other amounts required to be paid by the provisions of the Securities of such Series.

Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.

Neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfer or exchange of Securities of a Series during any periods set forth in the text of the Securities of such Series.

The Fiscal Agent shall, upon request, make available to the Bank a copy of the register maintained by it hereunder.

Section 7. Optional Redemption. In the event that the provisions of the Securities of a Series permit the Bank to redeem Securities of such Series at its option, the Bank shall, unless otherwise provided in the text of the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the optional redemption date and, if earlier, no later than 15 days prior to the date on which notice is required to be given to holders of the Securities of such Series pursuant to the following sentence (or such shorter period as may be acceptable to the Fiscal Agent) All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Bank and shall be given in accordance with the provisions applicable thereto set forth in the Authorization relating to or the text of the Securities of such Series.

Section 8. Conditions of Fiscal Agent’s Obligations. The Fiscal Agent accepts its duties herein set forth upon the terms and conditions hereof including the following, to all of which the Bank agrees and to all of which the rights of holders from time to time of Securities are subject:

(a)            Compensation and Indemnity. The Fiscal Agent shall be entitled to reasonable compensation as agreed in writing with the Bank for all services rendered by it, and the Bank agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the reasonable and out-of-pocket expenses (including attorneys fees and expenses) reasonably incurred by it in connection with or arising out of its Services hereunder. The Bank also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense (including legal expense), incurred by it without negligence or bad faith, arising out of or in connection with its acting as Fiscal Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability arising hereunder. The obligations of the Bank under this Section 8(a) shall survive payment of all the Securities and the resignation or removal of the Fiscal Agent. None of the provisions contained in this Agreement shall require the Fiscal Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties.

(b)            Agency. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Bank and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or holders of the Securities, except that all funds held by the Fiscal Agent for the payment of principal of (and premium, if any) and any interest on the Securities shall be held in trust for such owners or holders, as the case may be, as set forth herein and in the Securities; provided, however, that monies held in respect of the Securities of a Series remaining unclaimed at the end of two years after the principal of all the Securities of such Series shall have become due and payable (whether at maturity or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Bank, as provided and in the manner set forth in the Securities of such Series. Upon such repayment, the aforesaid trust with respect to the Securities of such Series shall terminate and all duties of the Fiscal Agent and Paying Agents with respect to such funds shall thereupon cease.

(c)            Advice of Counsel. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Bank pursuant to Section 2 hereof may consult with their respective counsel or other counsel satisfactory to them at the reasonable expense of the Bank, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them’ hereunder in good faith and without negligence and in accordance with such opinion.

(d)            Reliance. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Bank pursuant to Section 2 hereof each shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security or Authorization, notice, direction, consent, certificate, affidavit, Statement, or other paper or document believed by it, in good faith and without negligence, to be genuine and to have been passed or signed by the proper parties, whether such paper or documents shall have been delivered in original or facsimile form.

(e)            Interest in Securities, etc. So long as no conflict of interest arises, the Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Bank pursuant to Section 2 hereof and their respective officers, directors and employees may become the owners of, or acquire any interest in, any Securities, with the Same rights that they would have if they were not the Fiscal Agent, such Paying Agent or Transfer Agent or such other person, and may engage or be interested in any financial or other transaction with the Bank, and may act on, or as depository, Trustee or agent for, any committee or body of holders of Securities or other obligations of the Bank, as freely as if they were not the Fiscal Agent, such Paying Agent or Transfer Agent or such other person.

(f)            Non-Liability for Interest. Subject to any agreement between the Bank and the Fiscal Agent to the contrary, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities

(g)            Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or negligence on its part, rely upon a certificate signed by any person authorized by or pursuant to the Authorization and delivered to the Fiscal Agent.

(h)            No Implied Obligations. The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent.

(i)            No Responsibility for Representations. The Fiscal Agent shall not be responsible for any of the recitals or representations herein or in any Securities (except as to the Fiscal Agent’s certificate of authentication thereon), all of which are made solely by the Bank.

Section 9. Resignation and Appointment of Successor. (a) Fiscal Agent and Paying Agent The Bank agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers, until all the Securities of such Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for payment and cancellation thereof or (ii) become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on the Securities of such Series shall have been made available to the Fiscal Agent for payment and either paid or returned to the Bank as provided herein and in such Securities.

(b)            Resignation. The Fiscal Agent may at any time resign by giving written notice to the Bank of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 90 days from the date on which such notice is given, unless the Bank agrees to accept shorter notice The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Bank and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Bank, as hereinafter provided, of a successor Fiscal Agent (which, to qualify as such, shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers) and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the Bank pursuant to Section 8 hereof of compensation for Services rendered and to reimbursement of out-of-pocket expenses incurred hereunder.

(c)            Successors. In case at any time the Fiscal Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Bank is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Bank by an instrument in writing, filed with the successor Fiscal Agent or Paying Agent, as the case may be, and the predecessor Fiscal Agent or Paying Agent, as the case may be Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If no successor Fiscal Agent or other Paying Agent, as the case may be, shall have been so appointed by the Bank and shall have accepted appointment as hereinafter provided, and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of a Series or this Agreement, the Bank is required to maintain a Paying Agent, then any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such other Paying Agent, is of the Series referred to in this sentence), on behalf of himself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor agent. The Bank shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent

(d)            Acknowledgment. Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Bank an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder.

(e)            Merger, Consolidation, etc. Any corporation into which the Fiscal Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or any corporation to which the Fiscal Agent shall sell or otherwise transfer all or substantially all the assets and business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the pari of any of the parties hereto.

Section 10. Payment of Taxes. The Bank will pay all stamp and other duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision of either thereof or taxing authority of or in the foregoing with respect to this Agreement or as a consequence of the initial issuance of the Securities of any Series.

Section 11. Meetings and Amendments. (a) Calling of Meeting, Notice and Quorum. A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. The Fiscal Agent may at any time call a meeting of holders of Securities of a Series for any such purpose to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Fiscal Agent shall determine. Notice of every meeting of holders of Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the Bank or the holders of at least 10% in aggregate principal amount of the Outstanding Securities (as defined in subsection (d) of this Section) of a Series shall have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof; provided, however, that prior to giving such notice or attending any such meeting, the Bank or the holders requesting such meeting, as the case may be, shall have furnished to the Fiscal Agent indemnity or an advance of funds satisfactory to the Fiscal Agent from and against or for all fees, costs and expenses (including the reasonable fees or expenses of its counsel) it may incur in connection with giving such notice or attending such meeting.

To be entitled to vote at any meeting of holders of Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Securities of a Series shall constitute a quorum. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the outstanding Securities of a Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the appointment of proxies in respect of holders of Securities of such Series, the Record Date for determining the registered owners of Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting herein above referred to and which shall be not less than 30 nor more than 90 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the Submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)            Approval. (i) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than a majority in aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the owners of not less than a majority in aggregate principal amount of the Securities of a Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Bank and the Fiscal Agent may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement, in any way, and the holders of Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series, provided, however, that no such action may, without the consent of the holder of each Security of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which the Bank is not permitted to redeem the Securities of such Series, or permit the Bank to redeem the Securities of such Series if, prior to such action, the Bank is not permitted so to do, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (F) change the obligation of the Bank to pay additional amounts. The Bank and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend this Agreement or the Securities of a Series for the purpose of (A) adding to the covenants of the Bank for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Bank, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of such Series in any manner which shall not be inconsistent in any material respect with the Securities of such Series and which shall not adversely affect in any material respect the interest of any holder of Securities.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof

The Bank and the Fiscal Agent shall not modify, amend or supplement the terms of the Securities of any Series or this Agreement unless there shall have been delivered to the Fiscal Agent (i) a certificate of an officer of the Bank and (ii) a written opinion or opinions of counsel satisfactory to the Fiscal Agent (who may be counsel to the Bank), each stating that such modification, amendment or supplement is authorized or permitted by the Securities of such Series or this Agreement.

(c)            Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of a Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby, in all cases as provided in Securities of such Series.

Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Bank as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the judgment of the Fiscal Agent and the Bank, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared and executed by the Bank, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(d)           “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i)            Securities theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for payment and cancellation or any inventory of Securities held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

(ii)            Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and in each case with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(iii)           Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned directly or indirectly by the Bank shall be disregarded and deemed not to be Outstanding.

Section 12. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of New York, except that all matters governing authorization of issuances of any series of Securities and execution thereof by the Bank shall be governed by the laws of the Federal Republic of Germany.

Section 13. Notices. All notices or Communications hereunder, except as herein otherwise specifically provided, shall be in English and in writing and if sent to the Fiscal Agent shall be delivered, transmitted by facsimile, telexed or telegraphed to it at Bankers Trust Company, 4 Albany Street, New York, New York 10006 (Facsimile: 1-212-250-0933), Attention: Corporate Trust & Agency Services; or if sent to the Bank shall be delivered or transmitted by facsimile to it at Landwirtschaftliche Rentenbank, Hochstrasse 2, 60313 Frankfurt, Germany, (Facsimile; 49 69-2107-507), Attention: Issue Operations. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to the Bank by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Bank.

All notices given as aforesaid shall be effective when actually received.

Notice to holders of Securities of a Series shall be given as provided in the terms of the Securities of such Series, provided, however, if the Fiscal Agent is requested in writing to give notice in the name and at the expense of the Bank it shall receive notice from Bank at least 15 days prior to the last date for notice to the holders.

Section 14. Consent to Service; Jurisdiction. The Bank hereby appoints CT Corporation System, at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based on the Securities or this Agreement (“Proceedings”) which may be instituted in any State or Federal court in the City of New York by the holder of any Security or coupon or by the Fiscal Agent and, to the fullest extent permitted by applicable law, expressly accepts the jurisdiction of any such court in respect of any such Proceeding. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been provided to the Fiscal Agent pursuant to the terms hereof and either paid or and returned to the Bank as provided in Section 8(b) hereof, except that, if for any reason, CT Corporation System ceases to be able to act as Authorized Agent or ceases to have an address in the Borough of Manhattan, The City of New York, the Bank will appoint another person (which may be the Fiscal Agent) in the Borough of Manhattan, The City of New York, selected in its discretion, as its Authorized Agent. Prior to the date of issuance of any Securities hereunder, the Bank shall obtain the acceptance of CT Corporation System to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Fiscal Agent. The Bank shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to each party hereto, shall be deemed, to the fullest extent permitted by applicable law, in every respect, effective service of process upon the Bank. The Bank is also subject to suit in competent courts in the Republic to the extent permitted by applicable law.

In respect of any Proceedings, to the fullest extent permitted by applicable law, the Bank irrevocably consents to the giving of any relief and the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution (against any assets whatsoever, irrespective of their uses or intended uses) of any order or judgement made or given in any such Proceedings, and, to the extent that the Bank may in any jurisdiction claim for itself or its assets, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, the Bank hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by law.

Section 15. Hearings. The section headings herein are for convenience only and shall not affect the construction hereof.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement and the Fiscal Agent has affixed its corporate seal as of the date first above written.

LANDWIRTSCHAFTLICHE RENTENBANK

By	/s/ Uwe Zimpelmann
	Name:	Uwe Zimpelmann
	Title:	Managing Director
Member of the Board

By	/s/ Andreas Mücke
	Name:	Andreas Mücke
	Title:	Legal Advisor

BANKERS TRUST COMPANY

By	Wanda Camacko
	Name:	Wanda Camacko
	Title:	Vice President

EXHIBIT A

FORM OF SECURITY

[Form of Face of Security]

[CUSIP No. ________]

[ISIN No. __________]

LANDWIRTSCHAFTLICHE RENTENBANK

●% Notes due ●

No. R-

$●

LANDWIRTSCHAFTLICHE RENTENBANK (herein called the “Bank”), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of $● (…..) on ●, and to pay interest thereon from or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] in arrears on……………. [and…………] in each year, commencing ● (each an ‘Interest Payment Date”), at the rate of •% per annum to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of •% per annum on any overdue principal [and premium] and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided herein and in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the or (whether or not a business day), as the case may be (each a “Regular Record Date”), next preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Bank, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

Principal of (and premium, if any, on) this Security shall be payable against surrender hereof at the principal corporate trust office of the Fiscal Agent hereinafter referred to [or at such other offices or agencies as the Bank may designate and notify the holders as provided in Paragraphs [3 and 4] hereof] and at the offices of such other Paying Agents as the Bank shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of and premium, if any, shall be made against surrender of registered Securities of a Series, and payments of principal of (and premium, if any, on) and interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or, in the case of payments of principal (and premium, if any) to such other address as the registered holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a registered holder of at least U.S.$1,000,000 aggregate principal amount of Securities of such Series, by wire transfer to an account maintained by the payee with a bank located in ● if such registered holder so elects by giving written notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept in its judgment) prior to the record date (the “Record Date”) for payments to be made, of such election and of the account details to which payments are to be made. The Bank covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Bank as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York and in Europe which, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, shall include an office or agency in Luxembourg for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed and sealed.

Dated: October •, 2001

L LANDWIRTSCHAFTLICHE RENTENBANK

By
Name:
Title:

By
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

BANKERS TRUST COMPANY

By
Authorized Signatory

FORM OF REVERSE OF SECURITY

1.            This Security is one of a duly authorized issue of debt securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of October ●, 2001 (herein called the “Fiscal Agency Agreement”), between the Bank and Bankers Trust Company, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the principal corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York and, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent hereinafter named in Luxembourg. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$●. The Fiscal Agency Agreement may be amended from time to time in accordance with the terms thereof.

The Securities are the unsecured and unsubordinated obligations of the Bank and will rank pari passu with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and at least equally with all other unsecured and unsubordinated obligations of the Bank, present and future (subject to certain statutory exceptions under the laws of the Federal Republic of Germany (the “Republic”)).

2.            The Securities are issuable in fully registered form, and rank pari passu without any discrimination, preference or priority among them whatsoever. Securities are issuable in [the] authorized denomination of U.S.$● and any integral multiple thereof.

The Bank reserves the right from time to time without the consent of the holders of the Securities of any series to issue further Securities having identical terms and conditions with the Securities of such series, so that such further Securities shall be consolidated, form a single series with and increase the aggregate principal amount of the Securities of such series. In the event of any such increase, the term “Securities” shall from then on also refer to such additionally issued Securities.

3.            The Bank shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Bank has initially appointed the principal corporate trust office of the Fiscal Agent as its agent in the Borough of Manhattan, the City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Bank will provide for the registration of Securities and registration of transfers of Securities. The Bank reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will be, for so long as this Security shall be outstanding, a security registrar in the Borough of Manhattan, The City of New York.

The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the principal corporate trust office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Bank shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] principal corporate trust office of the Fiscal Agent. Whenever any Securities are so surrendered for exchange, the Bank shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Bank may from time to time agree with the Fiscal Agent.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Bank, the Fiscal Agent, or any other agent of the Bank appointed pursuant to the Fiscal Agency Agreement may require payment of a sum sufficient to cover any stamp or other tax or other governmental Charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Bank, the Fiscal Agent and any agent of the Bank or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4.            (a)            The Bank shall pay to the Fiscal Agent at its principal office in the Borough of Manhattan, The City of New York, on or prior to each Interest Payment Date, any redemption date and the maturity date of the Securities, in funds available on or prior to the opening of business in New York City on such date, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on, the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on, and the principal of, the Securities due and payable on such Interest Payment Date, or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest, redemption price and principal in accordance with the terms of the Securities. Any monies paid by the Bank to the Fiscal Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Bank upon its written request, and upon such repayment all duties of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Bank may have to pay the principal of (and premium, if any) and interest on this Security as the same shall become due.

(b)            In any case where the due date for the payment of the principal of (and premium, if any, on) or interest on any Security or the date fixed for redemption of any Security shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal (and premium) or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on-the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

[Add any appropriate definition of a business day and description of business day conventions.]

5.            (a)            All payments of principal of (premium, if any, on) and interest on, this Security by the Bank or any substitute obligor appointed pursuant to paragraph 15 hereof will be made without deduction or withholding for or on account of any present or future taxes, assessments, duties or other governmental charges of whatever nature imposed or levied by or on behalf of the Republic or of any political subdivision thereof or any authority or agency therein or thereof having power to tax (including such amounts deducted or withheld under any law or directive of the European Union that has the effect of law in the Republic) (“German tax”), unless the withholding or deduction of such German tax is required by law. In that event, the Bank or the substitute obligor shall pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder of this Security after such withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction, except that no such additional amounts shall be payable in relation to any payment in respect of this Security:

(i)            to, or to a third party on behalf of a holder or beneficial owner of this Security who is liable to such German tax in respect of this Security by reason of his having some connection with the Republic other than merely holding this Security or receiving principal interest or other amounts in respect of this Security;

(ii)            where any such German tax is imposed or levied otherwise than by deduction or withholding from any payment of principal or interest;

(iii)            where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Counsel meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(iv)            which are presented (where presentation is required) for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Securities to another Paying Agent in a Member State of the European Union.

If the Bank or a substitute obligor becomes subject generally at any time to any taxing jurisdiction other than or in addition to the jurisdiction of the Republic, the requirement under this Section 5 to pay Additional Amounts shall also apply with reference to such other jurisdiction(s). For the avoidance of ambiguity, references in this Section 5 to the Republic shall be treated as including such other jurisdiction(s) or any political subdivision thereof or any authority or agency therein or thereof having the power to tax, and references to German tax shall be treated as including any taxes, assessments, duties or other governmental charges imposed or levied by or on behalf of such other jurisdiction(s) or such political subdivision, authority or agency.

Except as otherwise set forth in this Security and in the Fiscal Agency Agreement, the Bank shall pay all stamp and other duties, if any, which may be imposed by the Republic, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b)            Except as specifically provided in this Security, the Bank shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein in connection with this Security. Whenever in this Security there is a reference, in any context, to the payment of the principal of or premium, if any, on or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6.            (a)            If as a result of any change in the laws or regulations or rulings of the Republic (or, the case of a substitute obligor appointed pursuant to Section 15 hereof, the applicable jurisdiction in which such substitute obligor is organized) or of any political subdivision thereof or agency therein or thereof having the power to tax, or any change, in the official position regarding the interpretation or administration of any such laws, regulations or rulings, which change is proposed and becomes effective after the date of original issuance of the Securities of this series in the case of the Bank (or after the date on which the substitute obligor became such pursuant to Section 15 hereof, in the case of the substitute obligor), the Bank or the substitute obligor would be required to pay Additional Amounts in respect of such Securities and such circumstances are evidenced by the delivery by the Bank to the Fiscal Agent of a certificate signed by two Authorized Officers of the Bank stating that the said circumstances prevail and describing the facts leading thereto and an opinion of the internal legal counsel of the Bank to the effect that such circumstances prevail, the Bank or the substitute obligor may, at its option and having given no less than 30 days notice to the holders, redeem the Securities of this series in their entirety and not in part at their respective principal amounts together with accrued interest (if any) thereon. No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Bank or the substitute obligor would be obliged to pay such additional amounts were a payment in respect of the Securities of this series then due.

(b)            Notices to redeem Securities shall be given to holders of Securities in writing mailed, first-class postage prepaid, to each holder of Securities so to be redeemed, at his address as it appears in the register herein above referred to. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Bank or by the Fiscal Agent on behalf of and at the instruction of the Bank shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of mailing. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue.

(c)            If notice of redemption has been given in the manner set forth in clause (b) of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Bank at the places and in the manner herein specified and at the redemption price herein specified together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the principal corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date i$ an Interest Payment Date) to the redemption date as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

7.            Redemption at Holder’s Option.

(a)            The Securities of this series may be redeemed, at the option of the holders thereof, upon the occurrence of a Redemption Event (as hereinafter defined), at a redemption price equal to 100% of the principal amount of the Securities, together with interest accrued thereon to the date of redemption; provided, however, that the right of the holder to redeem shall, if the Bank gives a Notice of a Redemption Event (as hereinafter defined), terminate upon expiration of the Option Period (as hereinafter defined) relating to such-Redemption Event. In the event of the occurrence of more than one Redemption Event, each such Redemption Event shall be deemed to confer upon the holder of this Security a separate right of redemption.

(b)            The Bank agrees that, if a Redemption Event occurs, it will promptly give written notice thereof to the Fiscal Agent (the “Notice of a Redemption Event”). Promptly after receiving such Notice of a Redemption Event, the Fiscal Agent shall give written notice to the holder of this Security (the “Notice of Right to Tender”) stating that a Redemption Event has occurred and including a form of notice (the “Redemption Notice”) pursuant to which the holder of this Security may elect to cause redemption. The Bank may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Securities entitled to elect to cause redemption of any such Securities.

(c)            If the Bank gives a Notice of a Redemption Event (i) the holder of this Security shall, if such holder elects to cause redemption of this Security, deliver the Redemption Notice, together with the certificate or certificates representing the Securities to be redeemed, or evidence of ownership of the Securities represented by this Security (as hereinafter provided), to the Fiscal Agent within a period of 60 days (the “Option Period”) of the date of the Notice of Right to Tender, and (ii) the Bank shall select a date for redemption (the “Redemption Date”), which shall be within 60 days from the end of the Option period, and, on the Redemption Date, shall redeem the Securities tendered for redemption within the Option Period. At least 10 days prior to the Redemption Date, the Bank shall deliver notice of the Redemption Date in the manner provided for herein to each holder who requested redemption.

(d)            A Redemption Event shall occur if:

(i)            (A)            there is a change in the ownership of the Bank’s Capital stock; or

(B)            there is a promulgation, enactment or termination of, or an amendment to, or a change in the laws, treaties, regulations or rulings of the Republic or any political subdivision or authority or legislative body thereof or therein; or

(C)            there is an amendment to or change in the official interpretation or application or any such laws, treaties, regulations or rulings; or

(D)            any action has been taken by the Republic or any political subdivision or authority or legislative body thereof or therein, or any action has been taken and has resulted in a final determination by a court of competent jurisdiction not subject to further appeal, whether or not such action was taken or brought with respect to the Bank; and

(ii)            the result of any such condition, action or event described in clauses (A) through (D) above is that the Bank’s obligations under the Securities are no longer fully backed by either the credit of the Republic pursuant to the German public law principle of institutional liability (Anstaltslast) or any other instrument effectively replacing such institutional liability or if such event will occur within the next 150 days,

(e)            Notices to redeem Securities shall be given to holders of Securities in writing mailed, first-class postage prepaid, to each holder of Securities to be redeemed, at bis address as it appears in the register hereinabove referred to.

(f)            If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Bank or by the Fiscal Agent on behalf of and at the instruction of the Bank shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of mailing. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. If the redemption is pursuant to the provisions above, such notice shall also state that such condition or conditions precedent have occurred or been satisfied.

(g)            If notice of redemption has been given in the manner set forth herein, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities or evidence of ownership of the Securities represented by this Security satisfactory to the Fiscal Agent, at the place or places specified in such notice, the Securities shall be paid and redeemed by the Bank at the places and in the manner and currency herein specified and at the redemption price herein specified together with accrued interest (unless such date is an Interest Payment Date) to the redemption date. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless such date is an Interest Payment Date) to the redemption date as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

8.            In the event that:

(a)            the Bank fails to pay any amount of principal (and premium, if any) or interest in respect of this Security within 30 days of the due date for payment thereof: or

(b)            the Bank defaults in the performance or observance of any of its other obligations under or in respect of this Security and such default remains unremedied for 90 days after written notice requiring such default to be remedied has been delivered to the Bank by hand or by registered mail at the specified office of the Fiscal Agent by the holder of this Security (except where such default is incapable of remedy, in which case no such notice is required); or

(c)            (i) the Bank stops or suspends payment of its debts generally, or announces its inability to meet its financial obligations, or (ii) a court opens bankruptcy or other insolvency proceedings against the Bank, such proceedings are instituted and have not been discharged or stayed within 60 days, or the Bank applies for or institutes such proceedings or takes any action for a readjustment or deferment of its obligations generally or makes a general assignment or composition with or for the benefit of its creditors or declares a moratorium in respect of its indebtedness, or (iii) the Bank goes into liquidation or is dissolved according to its Governing Law unless this is done in connection with a merger, consolidation or other form of combination with or into any other company or entity not involving or arising out of insolvency and such other or new company or entity assumes all of the obligations of the Bank under this Security the registered holder of this Security may, at such holder’s option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Bank and the Fiscal Agent at its principal corporate trust office, and unless all such defaults shall have been cured by the Bank prior to receipt of such written notice, the principal of this Security and the interest accrued thereon] (such amount] shall become and be immediately due and payable.

9.            If any mutilated Security is surrendered to the Fiscal Agent, the Bank shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to the Bank and the Fiscal Agent (i) evidence to their satisfaction of the destruction, Joss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Bank or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Bank shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in Heu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Paragraph 9, the Bank may require the payment of a sum sufficient to cover any stamp or other tax or other governmental Charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be dated the date of its authentication.

The provisions of this Paragraph 9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed; lost or stolen Securities.

10.            (a)            At any meeting of holders of the Securities duly called and held as specified in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 50% in aggregate principal amount of the Securities the outstanding represented at such meeting, or (b) with the written consent of the owners of not less than 50% in aggregate principal amount of the Securities then outstanding, the Bank and the Fiscal Agent may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Fiscal Agency Agreement, in any way, and the holders of the Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement of the Securities to be made, given or taken by holders of the Securities; provided, however, that prior to giving such notice or attending any such meeting, the Bank or the holders requesting such meeting, as the case may be, shall have furnished to the Fiscal Agent indemnity or an advance of funds satisfactory to the Fiscal Agent from and against or for all fees, costs and expense (including the reasonable fees or expenses of its counsel) it may incur in connection with giving such notice or attending such meeting; provided further, however, that no such action may, without the consent of the holder of each Security, (A) change the due date for payment of the principal of (or premium, if any) or any installment of interest on any Security, (B) reduce the principal amount of any Security, the portion of such principal amount which is payable upon the acceleration of the maturity of any Security, the interest rate thereon or the premium payable upon redemption thereof (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of the Securities is payable, (D) shorten the period during which the Bank is not permitted to redeem the Securities, or permit the Bank to redeem the Securities, if, prior to such action, the Bank is not permitted so to do, (E) reduce the proportion of the principal amount of Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (F) change the obligation of the Bank to pay additional amounts. The Bank and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities for the purpose of (A) adding to the covenants of the Bank for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Bank, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provisions of the Securities or (E) amending the Fiscal Agency Agreement or the Securities in any manner which shall not be inconsistent in any material respect with the Securities and which shall not adversely affect in any material respect the interest of any holder of Securities.

11.            No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

12.            This Security shall be governed by, and interpreted in accordance with, the internal laws of the State of New York, except all that matters governing authorization and execution of this Security by the Bank shall be governed by the laws of the Republic.

13.            The Bank hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute this Security the valid obligation of the Bank in accordance with its terms have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.

14.            The Bank has appointed CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based on the Securities (“Proceedings”) which may be instituted in any State or Federal court in the City of New York by the holder of any Security, and the Bank, to the fullest extent permitted by applicable law, hereby expressly accepts the jurisdiction of any such court in respect of such Proceedings. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been provided to the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement and either paid or returned to the Bank as provided in Section 8(b) of the Fiscal Agency Agreement; except that if, for any reason, CT Corporation System ceases to be able to act as such authorized agent or to have an address in the Borough of Manhattan, The City of New York, the Bank will appoint another person in the Borough of Manhattan, The City of New York as its authorized agent. The Bank is also subject to suit in competent courts in the Republic to the extent permitted by applicable law.

(a)            In respect of any Proceedings, to the fullest extent permitted by applicable law, the Bank irrevocably consents to the giving of any relief and the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement, or execution (against any assets whatsoever, irrespective of their uses or intended uses) of any order or judgement made or given in any such Proceedings, and, to the extent that the Bank may in any jurisdiction claim for itself or its assets, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, the Bank hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by law.

15.            (a)          The Bank shall without the consent of the holders of the Securities of a series be entitled at any time to substitute for itself any other company (a “substitute obligor”) 100% of the shares or other equity interest carrying the right to vote of which are directly or indirectly owned by the Bank, as principal debtor in respect of all obligations arising from or in connection with the Securities of such series, provided that the substitute obligor is in a position to fulfill all payment obligations arising from or in connection with the Securities of such series without the necessity of any taxes or duties to be withheld at source, and to transfer any amounts which are required therefor to the Fiscal Agent without any restrictions, and provided further than the Bank irrevocably and unconditionally guarantees such obligations of the substitute obligor.

(b)            In the event of such substitution, any reference in this Security to the Bank shall from then on be deemed to refer to the substitute obligor, and any reference to the Republic shall from then on be deemed to refer to the country of domicile of the substitute obligor and any reference to the Bank under Section 8(c) hereof shall from then on be deemed to refer to the substitute obligor and the Bank in its capacity as guarantor.

16.            Unless otherwise specified in the Fiscal Agency Agreement or this Security, whenever the Fiscal Agency Agreement or this Security requires that the Bank or the Fiscal Agent give notice to the registered holder(s) hereof, the Bank or the Fiscal Agent will cause such notice to be mailed by first-class mail to such holder at his address set forth the registrar maintained by the Fiscal Agent.